EXHIBIT 3
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                          AGREEMENT AND PLAN OF MERGER

           THIS AGREEMENT AND PLAN OF MERGER, dated as of March 5, 2000, is among Loronix Information Systems, Inc., a Nevada corporation (the "COMPANY"), Comverse Technology, Inc., a New York corporation ("PARENT"), and Comverse Acquisition Corp., a Nevada corporation and a direct wholly owned subsidiary (as hereinafter defined) of Parent ("MERGER SUB").

           WHEREAS, the Boards of Directors of the Company, Parent and Merger Sub each have, in light of and subject to the terms and conditions set forth herein, resolved to deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to, and in the best interests of, their respective stockholders;

           WHEREAS, for federal income Tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

           WHEREAS, for accounting purposes, it is intended that the Merger be accounted for as a "pooling of interests" under APB 16 (as hereinafter defined) and the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"); and

           WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and an inducement to the willingness of Parent and Merger Sub to enter into this Agreement, the Company is entering into a stock option agreement with Parent (the "STOCK OPTION AGREEMENT"), pursuant to which the Company has granted Parent an option to purchase Shares (as hereinafter defined) under the terms and conditions set forth in the Stock Option Agreement;

           NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

           SECTION 1.1 The Merger. At the Effective Time (as hereinafter defined) and upon the terms and subject to the conditions of this Agreement and in accordance with the Chapter 92A of the Nevada Revised Statutes (the "NRS"), Merger Sub shall be merged with and into the Company (the "MERGER"). Following the Merger, the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of Merger Sub shall cease.

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           SECTION 1.2 Effective Time. Subject to the provisions of this
Agreement, Parent, Merger Sub and the Company shall cause the Merger to be consummated by filing the appropriate Articles of Merger or other appropriate documents (the "ARTICLES OF MERGER") with the Secretary of State of the State of Nevada in such form as required by, and executed in accordance with, the relevant provisions of the NRS, as soon as practicable on or after the Closing Date (as hereinafter defined). The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "EFFECTIVE TIME").

           SECTION 1.3 Closing of the Merger. The closing of the Merger (the "CLOSING") will take place at a time and on a date to be specified by the parties (the "CLOSING DATE"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or at such other time, date or place as agreed to in writing by the parties hereto.

           SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

           SECTION 1.5 Certificate of Incorporation and Bylaws. The Restated Articles of Incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable Law (as hereinafter defined). The bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law and as may be required to increase the size of the Board of Directors of the Surviving Company.

           SECTION 1.6 Directors. The directors of Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal; provided, however, that Parent shall cause each of Messrs. C. Rodney Wilger, Donald W. Stevens and Louis
E. Colonna to be elected to the Board of Directors of the Surviving Corporation until May 2003; provided, further, however, that such individuals shall then continue to desire to be elected as directors of the Surviving Corporation.

SECTION 1.7 Officers. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation


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

until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                   ARTICLE II

                              CONVERSION OF SHARES

           SECTION 2.1 Conversion of Shares. (a) At the Effective Time, each outstanding share of the common stock, par value $.01 per share, of Merger Sub shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, be converted into one fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation.

           (b) At the Effective Time, each share of common stock, par value $.01 per share, of the Company including the associated Rights (as hereinafter defined) ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (individually, a "SHARE" and collectively, the "SHARES") (other than (i) Shares held by the Company and (ii) Shares held by Parent or Merger Sub) shall, by virtue of the Merger and without any action on the part of Merger Sub, the Company or any holder thereof, be converted into and be exchangeable for the right to receive 0.1925 fully paid and non-assessable shares (the "EXCHANGE RATIO") of common stock, par value $.10 per share, of Parent, (all such shares of Parent Common Stock issued, together with any cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to
Section 2.7, being referred to as the "MERGER CONSIDERATION"); provided, however, that in the event the Exchange Ratio multiplied by the Average Parent Stock Price is less than $36 the Company shall have the right to give written notice to Parent (the "SECTION 2.1(B) TERMINATION NOTICE") that the Company elects to terminate this Agreement under this Section 2.1(b). The Section 2.1(b) Termination Notice shall be delivered to Parent not later than 5:00 pm, New York time, on the second trading day prior to the Effective Time. Upon delivery of a
Section 2.1(b) Termination Notice, Parent shall have the option, in it sole discretion, by written notice to the Company (the "TOP-UP NOTICE") delivered not later than 5:00 pm, New York time, on the trading day prior to the Effective Time, to increase the Exchange Ratio to an amount equal to $36 divided by the Average Parent Stock Price (the "TOP-UP EXCHANGE RATIO"). If Parent delivers a Top-Up Notice, this Agreement shall not terminate and the Exchange Ratio shall be the Top-Up Exchange Ratio for all purposes under this Agreement. As used herein, the "AVERAGE PARENT STOCK PRICE" shall mean the average of the daily closing prices, regular way, of one share of Parent Common Stock (rounded to the nearest thousandth) on the Nasdaq National Market (as reported in the New York City edition of the Wall Street Journal or, if not reported thereby, another nationally recognized source) for the five (5) consecutive trading day period ending on the third trading day prior to the Effective Time.

           (c) At the Effective Time, each Share held by Parent, Merger Sub or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Merger Sub, the Company or Parent, be canceled, retired and cease to exist and no payment shall be made with respect thereto.


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           (d) If between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or any similar event, the amount of shares of Parent Common Stock constituting the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or such similar event.

           SECTION 2.2 Stock Options. (a) As soon as practicable following the date of this Agreement, Parent and Company (or, if appropriate, any committee of the Board of Directors of Company administering Company's 1992 Stock Plan, 1995 Director Option Plan, and the 1999 Nonstatutory Stock Option Plan (collectively, the "COMPANY OPTION PLANS") shall take such action as may be required to effect the following provisions of this Section 2.2(a). Subject to the provisions of
Section 16 of the Exchange Act (as hereinafter defined), as of the Effective Time each option to purchase Shares pursuant to the Company Stock Plans (a "COMPANY STOCK OPTION") which is then outstanding shall be assumed by Parent and converted into an option (or a new substitute option shall be granted) (an "ASSUMED STOCK OPTION") to purchase the number of shares of Parent Common Stock (rounded up to the nearest whole share) equal to (x) the number of Shares subject to such option multiplied by (y) the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded down to the nearest penny) equal to (A) the former exercise price per share of Company Common Stock under such option immediately prior to the Effective Time divided by (B) the Exchange Ratio; provided, however, that in the case of any Company Stock Option which is an "incentive stock option" (as defined in Section 422 of the Code), the conversion formula shall be adjusted, if necessary, in a manner consistent with
Section 424(a) of the Code. Except as provided above, the Assumed Stock Option shall be subject to the same terms and conditions (including expiration date, vesting and exercise provisions) as were applicable to the converted Company Stock Option immediately prior to the Effective Time.

           (b) As soon as practicable after the Effective Time, Parent shall or shall cause the Surviving Corporation on its behalf to deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Option Plans and the agreements evidencing the grants of such Company Stock Options and that such Company Stock Options and agreements have been assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.2). Parent shall comply with the terms of the Company Option Plans and ensure, to the extent required by, and subject to the provisions of, such Company Option Plans, that the Company Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time.

           (c) Parent shall take such actions as are reasonably necessary for the assumption of the Company Option Plans pursuant to this Section 2.2, including the reservation, issuance and listing of Parent Common Stock as is necessary to effectuate the


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

transactions contemplated by this Section 2.2. Parent shall use its reasonable best efforts to prepare and file with the SEC a registration statement on Form S-8 or other appropriate form with respect to shares of Parent Common Stock subject to the Assumed Stock Options within 30 days following the Effective Time and to maintain the effectiveness of such registration statement or registration statements covering such Assumed Stock Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Assumed Stock Options remain outstanding.

           SECTION 2.3 Exchange Fund. Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably acceptable to the Company to act as exchange agent hereunder for the purpose of exchanging Shares for the Merger Consideration (the "EXCHANGE AGENT"). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of Shares, certificates representing the Parent Common Stock issuable pursuant to Section 2.1 in exchange for outstanding Shares. Parent agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.7 and any dividends and other distributions pursuant to Section 2.5. Any cash and certificates of Parent Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "EXCHANGE FUND."

           SECTION 2.4 Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES")
(i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent may reasonably specify; and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) shares of Parent Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 2.1 (after taking into account all Shares then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, including cash in lieu of any dividends and other distributions pursuant to Section 2.5. No interest will be paid or will accrue on any cash payable pursuant to Section 2.5 or Section 2.7. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, shares of Parent Common Stock evidencing, in the aggregate, the proper number of shares of Parent Common Stock, a check in the proper amount of cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.7 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.5, may be issued with respect to such Shares to the a transferee if the Certificate representing such Shares


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are presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid.

           SECTION 2.5 Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 2.7 until such holder shall surrender such Certificate in accordance with Section 2.4. Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Parent Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.7 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

           SECTION 2.6 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued and cash paid upon conversion of the Shares in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Sections 2.5 and 2.7) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the Shares.

           SECTION 2.7 No Fractional Shares of Parent Common Stock. (a) No certificates or scrip of shares of Parent Common Stock representing fractional shares of Parent Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of Parent or a holder of shares of Parent Common Stock.

           (b) Notwithstanding any other provision of this Agreement, each holder of Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Common Stock multiplied by (ii) the closing price on the Nasdaq National Market (as reported in the New York City edition of the Wall Street Journal or, if not reported thereby, another nationally recognized source) for a share of Parent Common Stock on the date of the Effective Time. As promptly as practicable after the determination of the aggregate amount of cash to be paid to holders of fractional interests, the Exchange Agent shall notify Parent and Parent shall cause the Surviving Corporation to deposit such amount


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with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

           SECTION 2.8 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to Parent or otherwise on the instruction of Parent, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Parent for the Merger Consideration with respect to the Shares formerly represented thereby to which such holders are entitled pursuant to Section 2.1 and Section 2.4, any cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section
2.7 and any dividends or distributions with respect to shares of parent Common Stock to which such holders are entitled pursuant to Section 2.5. Any such portion of the Exchange Fund remaining unclaimed by holders of Shares five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as hereinafter defined)) shall, to the extent permitted by law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

           SECTION 2.9 No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

           SECTION 2.10 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to Parent.

           SECTION 2.11 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Shares formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

           SECTION 2.12 Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of a Tax Law.


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

To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect to which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

           SECTION 2.13 Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the Shares formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.7 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.5.

           SECTION 2.14 Affiliates. Notwithstanding anything to the contrary herein, no shares of Parent Common Stock or cash shall be delivered to a person who may be deemed an "affiliate" of the Company in accordance with Section 6.11 hereof for purposes of Rule 145 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or for purposes of qualifying the Merger for "pooling of interests" under APB 16 and the applicable SEC rules and regulations until such person has executed and delivered to Parent the written agreement contemplated by Section 6.11.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           Except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), the Company hereby represents and warrants to each of Parent and Merger Sub as follows:

           SECTION 3.1 Organization and Qualification; Subsidiaries. (a) The Company and each of its subsidiaries, is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by the Company to be conducted.

           (b) Section 3.1(b) of the Company Disclosure Schedule sets forth a list of all subsidiaries of the Company. Except as listed in Section 3.1(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.


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

           (c) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

           (d) The Company has heretofore delivered to Parent accurate and complete copies of the certificate of incorporation and bylaws, as currently in effect, of each of the Company.

           SECTION 3.2 Capitalization of the Company and Its Subsidiaries. (a) The authorized capital stock of the Company consists of: (i) 22,000,000 Shares, of which 5,127,775 Shares were issued and outstanding as of the close of business on March 3, 2000 and none of which are held in the Company's treasury, and (ii) 2,000,000 shares of preferred stock, par value $.001 per share (the "PREFERRED STOCK"), no shares of which are outstanding. All of the issued and outstanding Shares have been validly issued, and are duly authorized, fully paid, non-assessable and free of preemptive rights. As of March 3, 2000, 952,541 Shares were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Option Plans. Since September 30, 1999, no shares of the Company's capital stock have been issued other than pursuant to Company Stock Options already in existence on such date. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company; (iii) except for the Company Rights Agreement (as hereinafter defined) and the Stock Option Agreement, no options or other rights to acquire from the Company or any of its subsidiaries, and no obligations of the Company or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company; and (iv) no equity equivalents, interests in the ownership or earnings of the Company or any of its subsidiaries or other similar rights (including stock appreciation rights) (collectively, "COMPANY SECURITIES"). There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no stockholder agreements (other than the Voting Agreements dated as of the date hereof between Parent and each of Edward Jankowski and Peter Jankowski), voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party or to which it is bound relating to the voting of any shares of capital stock of the Company. Section 3.2 of the Company Disclosure Schedule sets forth information regarding the current exercise price, date of grant and number granted Company Stock Options for each holder thereof. Following the Effective Time, no holder of Company Stock Options will have any right to receive shares of common stock of the Surviving Corporation upon exercise of the Company Stock Options.


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

           (b) All of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien (as hereinafter defined) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law). There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any capital stock or other ownership interests in, or any other securities of, any subsidiary of the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "LIEN" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

           SECTION 3.3 Authority Relative to This Agreement; Consents and Approvals. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Stock Option Agreement or to consummate the transactions contemplated hereby and thereby (other than, with respect to the Merger and this Agreement, the Company Requisite Vote (as hereinafter defined)). This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by the Company and constitute valid, legal and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

           (b) The Board of Directors of the Company (the "COMPANY BOARD") has, by unanimous vote of those present duly and validly authorized the execution and delivery of this Agreement and the Stock Option Agreement and approved the consummation of the transactions contemplated hereby and thereby, and taken all corporate actions required to be taken by the Company Board for the consummation of the transactions, including the Merger, contemplated hereby and has resolved
(i) to deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to, and in the best interests of, the Company and its stockholders; and (ii) to recommend that the stockholders of the Company approve and adopt this Agreement. The Company Board has directed that this Agreement be submitted to the stockholders of the Company for their approval. The affirmative approval of the holders of Shares representing a majority of the votes that may be cast by the holders of all outstanding Shares (voting as a single class) as of the record date for the Company (the "COMPANY REQUISITE VOTE") is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby, including the Merger.


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           SECTION 3.4 SEC Reports; Financial Statements. The Company has filed all required forms, reports and documents with the SEC since January 1, 1997, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), each as in effect on the dates such forms, reports and documents were filed. The Company has heretofore made available to Parent, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-KSB for each of the fiscal years ended December 31, 1997 and 1998; (ii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1997; and (iii) all other reports or registration statements filed by the Company with the SEC since January 1, 1997 (the "COMPANY SEC Reports"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The draft of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999 previously provided to Parent (which omits the financial statements) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Reports complied, and the unaudited consolidated financial statements of the Company for its fiscal year ended December 31, 1999 (including the notes thereto) previously provided to Parent (the "UNAUDITED 1999 FINANCIAL STATEMENTS") comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). The audited consolidated financial statements of the Company for the year ended December 31, 1999 (including the notes thereto) shall not differ in any material respect from the Unaudited 1999 Financial Statements. Since January 1, 1999, there has not been any change, or any application or request for any change, by the Company or any of its subsidiaries in accounting principles, methods or policies for financial accounting or Tax purposes (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

           SECTION 3.5 No Undisclosed Liabilities. Except as and to the extent set forth in the Company's unaudited balance sheet as of December 31, 1999 (the "BALANCE SHEET DATE") and notes thereto previously provided to Parent, or as incurred by the Company subsequent to the Balance Sheet Date in the ordinary and usual course of business consistent with past practice, none of the Company or its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of the Company (including the notes thereto).

           SECTION 3.6 Absence of Changes. Except as and to the extent publicly disclosed in the Company SEC Reports as set forth in Section 3.6 of the Company Disclosure Schedule or as otherwise permitted pursuant to this Agreement, since the Balance Sheet Date, the Company and its subsidiaries have conducted their business in the ordinary and usual course consistent with past practice and there has not been:

           (a) any event, occurrence or development which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

           (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any subsidiary of any Company securities;

           (c) any amendment of any term of any outstanding security of the Company or any subsidiary that would materially increase the obligations of the Company or such subsidiary under such security;

           (d) (i) any incurrence or assumption by the Company or any subsidiary of any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) other than (A) in the ordinary and usual course of business consistent with past practice or (B) in connection with (x) any acquisition or capital expenditure permitted by Section 5.1 or (y) the transactions contemplated hereby, or (ii) any guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by the Company or any subsidiary for the obligations of any other person (other than any wholly owned subsidiary of the Company) other than in the ordinary and usual course of business consistent with past practice;

           (e) any creation or assumption by the Company or any subsidiary of any Lien which is material to the Company on any material asset of the Company or any subsidiary other than in the ordinary and usual course of business consistent with past practice;

           (f) any making of any loan, advance or capital contribution to or investment in any person by the Company or any subsidiary other than (i) any acquisition permitted by Section 5.1, (ii) loans, advances or capital contributions to or investments in wholly owned subsidiaries of the Company or
(iii) loans or advances to employees of the

Company or any subsidiary made in the ordinary and usual course of business consistent with past practice;

           (g) (i) any contract or agreement entered into by the Company or any subsidiary on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by the Company or any subsidiary of any material contract, license or other material right (including any insurance policy naming it as a beneficiary or a loss payable payee) other than, in the case of (i) and (ii), transactions, commitments, contracts or agreements in the ordinary and usual course of business consistent with past practice and those contemplated by this Agreement; (h) any material change in any method of accounting or accounting principles or practice by the Company or any subsidiary, except for any such change required by reason of a change in GAAP;

           (i) any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any of its subsidiaries; (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its subsidiaries; (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements; or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its subsidiaries other than, in the case of clause (iv) only, increases prior to the date hereof in compensation, bonus or other benefits payable to employees of the Company or any of its subsidiaries in the ordinary and usual course of business consistent with past practice or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices; or

           (j) any making or rescission of any material express or deemed election relating to Taxes, settlement or compromise of any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or except as may be required by applicable law, making of any change to any of its material methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its most recently filed federal income tax return.

           SECTION 3.7 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock as required by the terms of this Agreement pursuant to the Merger (the "S-4"), at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the proxy statement relating to the Company Stockholder Meeting (as hereinafter defined) to be held in connection with the Merger (the "PROXY STATEMENT") will, at the date mailed to stockholders and at the times of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Proxy Statement, the Company shall promptly so advise Parent and such event shall be so described, and such amendment or supplement (which Parent shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of the Company. The Proxy Statement, insofar as it relates to the Company Stockholder Meeting, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

           SECTION 3.8 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky Laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the filing and recordation of the Articles of Merger as required by the NRS and as otherwise set forth in
Section 3.8 to the Company Disclosure Schedule, no filing by the Company with or notice by the Company to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "GOVERNMENTAL ENTITY") is necessary for the execution and delivery by the Company of this Agreement or the Stock Option Agreement or the consummation by the Company of the transactions contemplated hereby or thereby. Neither the execution, delivery and performance of this Agreement or the Stock Option Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of the respective certificate or articles of incorporation or bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) violate any Law applicable to the Company or any of its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

           SECTION 3.9 No Default. Neither the Company nor any of its subsidiaries are in violation of any term of (i) its certificate of incorporation, bylaws or other organizational documents, (ii) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, or (iii) any foreign or domestic law, order, writ, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation entered by a Governmental Entity ("LAW") applicable to the Company, its subsidiaries or any of their respective properties or assets, the consequence of which violation does or would reasonably be expected to (A) have, individually or in the aggregate, a Material Adverse Effect on the Company or
(B) prevent or materially delay the performance of this Agreement and the Stock Option Agreement by the Company. Except as set forth in Section 3.6 of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any violation of or conflict with, constitute a default under, require any consent, waiver or notice under any term of, or result in the reduction or loss of any benefit or the creation or acceleration of any right or obligation under, (i) the certificate of incorporation, bylaws or other organizational document of the Company (or any of its subsidiaries), (ii) any agreement, note, bond, mortgage, indenture, contract, lease, Company Permit (as hereinafter defined), instrument or other obligation or right to which the Company or any of its subsidiaries is a party or by which any of the assets or properties of the Company or any of its subsidiaries is bound, (iii) any Law, or (iv) result in the creation of (or impose any obligation on the Company or any of its subsidiaries to create) any Lien upon any of the properties or assets of the Company or any of its subsidiaries pursuant to any such term, except in the case of clause (ii) where any of the foregoing do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

           SECTION 3.10 Real Property. (a) Section 3.10 of the Company Disclosure Schedule sets forth all of the real property owned in fee by the Company and its subsidiaries. Except as set forth on Section 3.10 of the Company Disclosure Schedule, each of the Company and its subsidiaries has good and marketable title to each parcel of real property owned by it free and clear of all Liens, except (i) Taxes and general and special assessments not in default and payable without penalty and interest, and (ii) other Liens, which do not materially interfere with the Company's or any of its subsidiaries' use and enjoyment of such real property.

           (b) Section 3.10 of the Company Disclosure Schedule sets forth all leases, subleases and other agreements (the "REAL PROPERTY LEASES") under which the Company or any of its subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property. The Company has heretofore delivered to Parent true, correct and complete copies of all Real Property Leases (and all modifications, amendments and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party affecting the obligations of any party thereunder). Each Real Property Lease constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. No termination event or condition or uncured default of a material nature on the part of the Company or any such subsidiary or, to the Company's knowledge, the landlord, exists under any Real Property Lease. Each of the Company and its subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except (i) Taxes and general and special assessments not in default and payable without penalty and interest, and (ii) other Liens, which do not materially interfere with the Company's or any of its subsidiaries' use and enjoyment of such real property.

           (c) No party to any such Real Property Leases has given notice to the Company or any of its subsidiaries of or made a claim against the Company or any of its subsidiaries with respect to any breach or default thereunder, in any such case in which such breach or default does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

           SECTION 3.11 Litigation. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports, and except for litigation that may arise as a result of the announcement, pendency or performance of this Agreement or the transactions contemplated hereby, there is no suit, claim, action, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or any of their respective properties or assets which (a) seeks damages in excess of $500,000,
(b) seeks equitable relief or remediation, (c) does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or (d) questions the validity of this Agreement, the Stock Option Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports, none of the Company or its subsidiaries is subject to any outstanding order, writ, injunction or decree.

           SECTION 3.12 Compliance with Applicable Law. The Company and its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "COMPANY PERMITS"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The businesses of the Company and its subsidiaries are being conducted in compliance in all material respects with all Laws applicable to the Company or its subsidiaries. To the Company's knowledge, no investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending or threatened, nor, to the Company's knowledge, has any Governmental Entity indicated an intention to conduct the same.

           SECTION 3.13 Employee Plans. (a) Section 3.13(a) of the Company Disclosure Schedule sets forth a list of (i) all material "employee benefit plans," as defined in Section 3(3) of ERISA, and all other employee benefit plans or other benefit arrangements or payroll practices including, without limitation, bonus plans, executive compensation, consulting or other compensation agreements, incentive, equity or equity-based compensation, deferred compensation arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation disability, hospitalization, medical insurance, life insurance, scholarship programs, directors' benefit, bonus or other incentive compensation, which the Company or any of its subsidiaries maintains, contributes to or has any obligation to or liability for (each an "EMPLOYEE BENEFIT PLAN" and collectively, the "EMPLOYEE BENEFIT PLANS"); and (ii) all "employee pension plans", as defined in Section 3(2) of ERISA, subject to Title IV of ERISA or
Section 412 of the Code, to which the Company, any of its subsidiaries or any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with the Company or any subsidiary under Section 414(b), (c), (m) or (o) of the Code ("ERISA AFFILIATE") has ever sponsored, maintained, contributed or been obligated to contribute in the last six years (the "TITLE IV PLANS"). Except as separately set forth on Section 3.14(a) of the Company Disclosure Schedule, none of the Employee Benefit Plans is a multiemployer plan, as defined in Section 3(37) of ERISA ("MULTIEMPLOYER PLAN"), or is or has been subject to Sections 4063 or 4064 of ERISA ("MULTIPLE EMPLOYER PLANS"), nor has the Company, its subsidiaries or any ERISA Affiliate ever been obligated to contribute to a Multiemployer Plan.

           (b) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans and Title IV Plans (other than a Multiemployer Plan) have been made available or delivered to Parent by the Company (i) any plans and related trust documents, and amendments thereto;
(ii) the three most recent Forms 5500 and schedules thereto; (iii) the most recent Internal Revenue Service ("IRS") determination letter; (iv) the three most recent financial statements and actuarial valuations, if applicable; (v) summary plan descriptions; (vi) written communications to employees relating to the Employee Benefit Plans; and (vii) written descriptions of all non-written agreements relating to the Employee Benefit Plans.

           (c) As of the date hereof, (i) all material payments required to be made by or under any Employee Benefit Plan, any related trusts, or any collective bargaining agreement or pursuant to Law have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on the balance sheet on or prior to the Closing Date; (ii) the Company and its subsidiaries have performed all material obligations required to be performed by them under any Employee Benefit Plan; (iii) the Employee Benefit Plans, have been administered in material compliance with their terms and the requirements of ERISA, the Code and other applicable Laws; (iv) there are no material actions, suits, arbitrations or claims (other than routine claims for benefit) pending or threatened with respect to any Employee Benefit Plan; and
(v) the Company and its subsidiaries have no material liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise Tax or civil penalty.

           (d) Except as set forth in Section 3.13(d) of the Company Disclosure
Schedule:

                     (i) There is no "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA in any of the respective Title IV Plans. Each of the respective Title IV Plans are fully funded in accordance with the actuarial assumptions used by the Pension Benefit Guaranty Corporation ("PBGC") to determine the level of funding required in the event of the termination of such Title IV Plan and the "benefit liabilities" as defined in Section 4001(a)(16) of ERISA of such Title IV Plan using such PBGC assumptions do not exceed the assets of such Title IV Plan.

                     (ii) There has been no "reportable event" as that term is defined in Section 4043 of ERISA and the regulations thereunder with respect to the Title Iv Plans which would require the giving of notice or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA.

                     (iii) Neither the Company nor any ERISA Affiliate has terminated any Title IV Plan, or incurred any outstanding liability under
      Section 4062 of ERISA to the PBGC, or to a trustee appointed under Section 4042 of ERISA. All premiums due the PBGC with respect to the Title IV Plans have been paid.

                     (iv) Neither the Company nor any ERISA Affiliate or any organization to which the Company or any ERISA Affiliate is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction within the last five years which might be alleged to come within the meaning of Section 4069 of ERISA.

           (e) The Company and its subsidiaries are not subject to any unsatisfied withdrawal liability with respect to any Multiemployer Plan.

           (f) Each of the Employee Benefit Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so "qualified" and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and the Company knows of no fact which would adversely affect the qualified status of any such Employee Benefit Plans or the exemption of such trust.

           (g) None of the Employee Benefit Plans provide for continuing post-employment health or life insurance coverage for any participant or any beneficiary of a participant except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, ("COBRA"). Each of the Company and any ERISA Affiliate which maintains a "group health plan" within the meaning Section 5000(b)(1) of the Code has materially complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.

           (h) No stock or other security issued by the Company forms or has formed a material part of the assets of any Employee Benefit Plan.

           (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will by itself or in combination with any other event, except as expressly contemplated by this Agreement, (i) result in any material payment becoming due, or materially increase the amount of compensation due, to any current or former employee of the Company or any of its subsidiaries; (ii) materially increase any benefits otherwise payable under any Employee Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such material benefits.

           SECTION 3.14 Labor Matters. (a) Section 3.14 of the Company Disclosure sets forth a list of all employment, labor or collective bargaining agreements to which the Company or any subsidiary is party and except as set forth therein, there are no employment, labor or collective bargaining agreements which pertain to employees of the Company or any of its subsidiaries. The Company has heretofore made available to Parent true and complete copies of
(i) the employment agreements listed on Section 3.14 of the Company Disclosure Schedule and (ii) the labor or collective bargaining agreements listed on
Section 3.14 of the Company Disclosure Schedule, together with all amendments, modifications, supplements and side letters affecting the duties, rights and obligations of any party thereunder.

           (b) No employees of the Company or any of its subsidiaries are represented by any labor organization; no labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification; and, to the Company's knowledge, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Company's knowledge, there are no organizing activities involving the Company or any of its Subsidiaries pending with any labor organization or group of employees of the Company or any of its subsidiaries.

           (c) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or threatened in writing against or involving the Company. There are no unfair labor practice charges, grievances or complaints pending or threatened in writing by or on behalf of any employee or group of employees of the Company which, if individually or collectively resolved against Company, as the case may be, could result in a material liability.

           (d) There are no unfair labor practice charges, grievances or complaints pending or threatened in writing by or on behalf of any employee or group of employees of the Company or any of its Subsidiaries.

           (e) There are no complaints, charges or claims against the Company or any of its subsidiaries pending, or threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any of its subsidiaries.

           (f) The Company and each of its subsidiaries is in compliance with all Laws relating to the employment of labor, including all such Laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes other than any such non-compliance which does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

           (g) There has been no "mass layoff" or "plant closing" as defined by the Workers Adjustment Retraining Notification Act, as amended ("WARN"), with respect to the Company within the six (6) months prior to Closing.

           SECTION 3.15 Environmental Matters. (a) For purposes of this
Agreement:

                     (i) "ENVIRONMENTAL COSTS AND LIABILITIES" means any and all losses, liabilities, obligations, damages (including compensatory, punitive and consequential damages), fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and clean up, remove, treat, or in any other way address any Hazardous Materials (as hereinafter defined)) arising from, under or pursuant to any Environmental Law (as hereinafter defined);

                     (ii) "ENVIRONMENTAL LAW" means any applicable federal, state, local or foreign Law (including common Law), statute, rule, regulation, ordinance, decree or other legal requirement relating to the protection of natural resources, the environment and public and employee health and safety or pollution or the release or exposure to Hazardous Materials (as hereinafter defined) and shall include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C.ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss. 6901 et seq.), the Clean Water Act (33 U.S.C.ss. 1251 et seq.), the Clean Air Act (33 U.S.C.ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.ss. 7401 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss. 136 et seq.), and the

      Occupational Safety and Health Act (29 U.S.C.ss. 651 et seq.) ("OSHA") and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, and the regulations promulgated pursuant thereto, as such Laws have been and may be amended or supplemented through the Closing Date;

                     (iii) "HAZARDOUS MATERIAL" means any substance, material or waste which is regulated, classified or otherwise characterized as hazardous, toxic, pollutant, contaminant or words of similar meaning or regulatory effect by any Governmental Entity or the United States, and includes, without limitation, petroleum, petroleum by-products, asbestos and polychlorinated biphenyls;

                     (iv) "RELEASE" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the environment, including any property owned, operated or leased by the applicable party or its subsidiaries; and

                     (v) "REMEDIAL ACTION" means all actions, including, without limitation, any capital expenditures, required by a Governmental Entity or required under or taken pursuant to any Environmental Law, or voluntarily undertaken to (A) clean up, remove, treat, or in any other way, ameliorate or address any Hazardous Materials released into the environment; (B) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare of the environment; (C) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (D) bring the applicable party into compliance with any Environmental Law.

           (b) Except as set forth in Section 3.15 of the Company Disclosure
Schedule:

                     (i) The operations of the Company and its subsidiaries have been and, as of the Closing Date, will be, in compliance with all Environmental Laws except where the failure to be in compliance would be material to the Company, and the Company is not aware of any facts, circumstances or conditions, which without significant capital expenditures, would prevent material compliance in the future;

                     (ii) The Company and its subsidiaries have obtained all material permits, authorizations, licenses or similar approvals required under applicable Environmental Laws for the continued operations of their respective businesses as currently conducted;

                     (iii) The Company and its subsidiaries are not subject to any outstanding written orders or material agreements with any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material;

                     (iv) The Company and its subsidiaries have not received any written communication alleging, with respect to any such party, the violation of or liability (real or potential) under any Environmental Law;

                     (v) Neither the Company nor any of its subsidiaries has any contingent liability in connection with the Release of any Hazardous Material (whether on-site or off-site) which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                     (vi) The operations of the Company or its subsidiaries do not involve the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated and requiring a permit under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent;

                     (vii) To the Company's knowledge, there is not now nor has there been in the past, on or in any property of the Company or its subsidiaries any of the following: (A) any underground storage tanks or surface impoundments, (B) any asbestos-containing materials, or (C) any polychlorinated biphenyls; and

                     (viii) No judicial or administrative proceedings are pending or, to the Company's knowledge, threatened against the Company and its subsidiaries alleging the violation of or seeking to impose liability pursuant to any Environmental Law and, to the Company's knowledge, there are no investigations pending or threatened against the Company or any of its subsidiaries under Environmental Laws.

           (c) None of the exceptions set forth on Schedule 3.15 are reasonably likely to result in the Company and its Subsidiaries incurring Environmental Costs and Liabilities which would exceed $500,000 in the aggregate.

           (d) The Company has provided to or made available for inspection to Parent and Purchaser copies of all environmentally related assessments, audits, investigations, sampling or similar reports relating to the Company or its subsidiaries or any real property currently or formerly owned, operated or leased by or for the Company and its subsidiaries.

           SECTION 3.16 Tax Matters. (a) The Company and each of its subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which the Company or any of its subsidiaries is or has been a member, has timely filed all federal income Tax Returns and all other material Tax Returns and reports required to be filed by it. All such Tax Returns are true, complete and correct in all material respects. The Company and each of its subsidiaries has paid (or the Company has paid on its subsidiaries' behalf) all Taxes shown due on such Tax Returns. The Unaudited 1999 Financial Statements reflect an adequate reserve for all Taxes payable by the Company and its subsidiaries for all Taxable periods and portions thereof through the date of such financial statements. The Company has made available to Parent copies of (i) all federal, state, local and foreign income and franchise Tax Returns filed by the Company and each of its subsidiaries related to the Taxable years since December 31, 1996; and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or investigation in progress) relating to Taxes due from or with respect to the Company and each of its subsidiaries. For purposes of this Agreement, "TAX" or "TAXES" shall mean all Taxes, charges, fees, imposts, levies, gaming or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated Taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to Tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes, any liability in respect of Taxes imposed by contract, Tax sharing agreement, Tax indemnity agreement or any similar agreement (whether oral or written). "TAX RETURNS" shall mean any report, return, document, declaration or any other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any document with respect to or accompanying payments or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

           (b) No material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of the Company and its subsidiaries, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority.

           (c) No liens for Taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory liens for Taxes not yet due.

           (d) None of the Company or any of its subsidiaries is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement or other agreement relating to Taxes with any taxing authority).

           (e) None of the Company or any of its subsidiaries has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

           (f) The Company has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

           (g) There are no employment, severance or termination agreements, other compensation arrangements or Employee Benefit Plans currently in effect which provide for the payment of any amount (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement that would give rise to a payment which is nondeductable by reason of
Section 280G of the Code.

           (h) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any federal income or material state, local or foreign Taxes or Tax Returns of the Company or its subsidiaries and neither the Company nor any of its subsidiaries has received a written notice of any pending audit or proceeding.

           (i) Neither the Company nor any of its subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code.

           (j) Neither the Company nor any of its subsidiaries has (i) with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries; (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Tax Law; (iii) received or filed any requests for rulings or determinations in respect of any Taxes within the last five years; or (iv) extended the time within which to file any Tax Return, which Tax Return has since not been filed.

           (k) No property owned by the Company or any of its subsidiaries (i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) constitutes "TAX EXEMPT USE PROPERTY" within the meaning of
Section 168(h)(1) of the Code; (iii) is "TAX EXEMPT BOND FINANCED PROPERTY" within the meaning of Section 168(g) of the Code; or (iv) is "LIMITED USE PROPERTY" within the meaning of Rev. Proc. 76-30.

           (l) The Company and each of its subsidiaries are not currently, have not been within the last five years, and do not anticipate becoming a "UNITED STATES REAL PROPERTY HOLDING COMPANY" within the meaning of Section 897(c) of the Code.

           (m) No subsidiary of the Company owns any Shares.

           (n) No claim has been made by a taxing authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns to the effect that the Company or any of its subsidiaries is or may be subject to Taxation by that jurisdiction.

           (o) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or other arrangement which could result in the payment of amounts that could be nondeductible by reason of Section 162(m) of the Code.

           (p) Neither the Company nor any of its subsidiaries has received any private letter rulings from the IRS or comparable rulings from other taxing authorities.

           SECTION 3.17 Material Contracts. (a) Section 3.17 of the Company Disclosure Schedule sets forth a list of all Material Contracts (as hereinafter defined). The Company has heretofore made available to Parent true, correct and complete copies of all written or oral contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party affecting the obligations of any party thereunder) to which the Company or any of its subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of the Company and its subsidiaries taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of the Company and its subsidiaries taken as a whole, all: (i) employment, severance, product design or development, personal services, consulting, non-competition or indemnification contracts (including, without limitation, any contract to which the Company or any of its subsidiaries is a party involving employees of the Company); (ii) licensing, merchandising or distribution agreements; (iii) contracts granting a right of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets of the Company other than real property (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 1997; (vi) contracts or agreements with any Governmental Entity; (vii) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing indebtedness for borrowed money by the Company or any of its subsidiaries or any such agreement pursuant to which indebtedness for borrowed money may be incurred; (viii) agreements that purport to limit, curtail or restrict the ability of the Company or any of its subsidiaries to compete in any geographic area or line of business; (ix) contracts or agreements that would be required to be filed as an exhibit to a Form 10-K filed by the Company with the SEC on the date hereof; (x) contracts with customers (other than purchase orders) accounting for, or expected to account for, in excess of $1.8 million and (xi) commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 5.1 hereof, the "MATERIAL CONTRACTS"). Neither the Company nor any of its subsidiaries is a party to or bound by any severance or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

           (b) Each of the Material Contracts constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. There is no default under any Material Contract so listed either by the Company or, to the Company's knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or, to the Company's knowledge, any other party.

           (c) No party to any such Material Contract has given notice to the Company of or made a claim against the Company with respect to any breach or default thereunder, and the Company is not aware of any basis for such claim, in any such case in which such breach or default does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

           SECTION 3.18 Insurance. The insurance coverage maintained by the Company and any of its subsidiaries have been issued by insurers, which, to the Company's knowledge, are reputable and financially sound and provide coverage for the operations conducted by the Company and its subsidiaries of a scope and coverage consistent with customary industry practice.

           SECTION 3.19 Intellectual Property. (a) (i) Except as set forth on
Section 3.19(a)(i) of the Company Disclosure Schedule, the Company is the sole and exclusive owner of, or has the valid and transferable exclusive right to use and enforce, the Trademarks (as hereinafter defined), free and clear of all Liens. Section 3.19(a)(i) of the Company Disclosure Schedule sets forth a list of all U.S., state and foreign (A) Trademark registrations and applications, and
(B) material unregistered Trademarks, each as owned by the Company or its subsidiaries. The Company currently is listed in the records of the appropriate U.S., state or foreign Governmental Entity as the sole owner of record for each application and registration listed on Section 3.19(a)(i) of the Company Disclosure Schedule.

                     (ii) Except as set forth on Section 3.19(a)(ii) of the Company Disclosure Schedule, the Company is the sole and exclusive owner of, or has the valid and transferable exclusive right to use and enforce any Other Intellectual Property (as hereinafter defined) that is material to the business of the Company, free and clear of all Liens. Section 3.19(a)(ii) of the Company Disclosure Schedule sets forth a list of all U.S. and foreign: (A) patents and patent applications, (B) copyright registration and applications, and (C) material unregistered copyrights. The Company currently is listed in the records of the appropriate U.S., state or foreign Governmental Entity as the sole owner of record for each patent, patent application, copyright application, and copyright registration listed on Section 3.19(a)(ii) of the Company Disclosure Schedule that is currently owned by the Company or one of its subsidiaries.

           (b) The Company does not own any patents and has no pending patent applications. To the Company's knowledge, there is no pending, existing or threatened, opposition, interference, cancellation proceedings or other legal or governmental proceeding before any Governmental Entity in any jurisdiction against any of the Trademarks or any of the material Other Intellectual Property owned by the Company or its Subsidiaries.

           (c) Section 3.19(c)(i) of the Company Disclosure Schedule sets forth a list of all agreements granting to third parties any right to use or practice any rights under any of the Trademarks or any of the material Other Intellectual Property owned by the Company. Section 3.19(c)(ii) of the Company Disclosure Schedule sets forth a list of all agreements permitting the Company or its subsidiaries to use any third party's Trademarks or Other Intellectual Property (such agreements, together with the agreements referenced on Section 3.19(c)(i) of the Company Disclosure Schedule are collectively referred to herein as the "Licenses"). The Licenses are valid and binding agreements of the Company or one or more of its subsidiaries, as applicable, fully transferable to Parent and Merger Sub, enforceable in accordance with their terms, and the Company and the subsidiaries, and to the Company's knowledge, the other parties thereto, as applicable, are not in material breach or default thereunder.

           (d) The Company has taken reasonable measures to protect the confidentiality of its material trade secrets, including requiring employees having access thereto to execute written non-disclosure agreements. To the Company's knowledge, no trade secret or confidential know-how material to the business of the Company or any of its subsidiaries as currently operated has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects the Company's or such subsidiary's proprietary interests in and to such trade secrets and confidential know-how.

           (e) To the Company's knowledge, the conduct of the business of the Company and each of its subsidiaries does not infringe upon any intellectual property right owned or controlled by any person. There are no claims or suits pending or, to the Company's knowledge, threatened, and neither the Company nor any of its subsidiaries has received any written notice of a third party claim or suit: (i) alleging that the Company's or such subsidiary's activities or the conduct of its business infringes upon or constitutes the unauthorized use of the proprietary rights of any third party; or (ii) challenging the ownership, use, validity or enforceability of the Trademarks or the Other Intellectual Property owned or used by the Company or its subsidiaries.

           (f) To the Company's knowledge, except as set forth on Section 3.19(f) of the Company Disclosure Schedule, no third party is infringing upon any of the Trademarks or the Other Intellectual Property owned by the Company or any of its subsidiaries and, except as set forth on Section 3.19(f) of the Company Disclosure Schedule, no such claims have been made against a third party by the Company or any of its subsidiaries.

           (g) Except as set forth on Section 3.19(g) of the Company Disclosure Schedule, there are no settlements, consents, judgments or orders or other agreements which restrict the Company's or any of its subsidiaries' rights to use any of the Trademarks or the Other Intellectual Property, and no concurrent use or other agreements (aside from license and other like agreements) which restrict the Company's or any of its subsidiaries' rights to use any of the Trademarks or the Other Intellectual Property owned by the Company or any of its subsidiaries.

           (h) The consummation of the transactions contemplated by this Agreement and the Stock Option Agreement will not result in the loss or impairment of the Company's or any of its subsidiaries' rights to own or use any of the Trademarks or the material Other Intellectual Property owned by or licensed to the Company or its subsidiaries nor will it require the consent of any Governmental Entity or third party in respect of any such Trademarks or the Other Intellectual Property.

           1. For purposes of this Agreement, "TRADEMARKS" means all United States and foreign trademarks (including service marks and trade names, whether registered or at common law), registrations and applications therefor, owned or licensed by the Company or its subsidiaries, and the goodwill of the Company's and each of its subsidiaries' respective businesses associated therewith, together with any and all (i) rights of renewal thereof and (ii) rights to sue for past, present and future infringements or misappropriation thereof; and "OTHER INTELLECTUAL PROPERTY" means all intellectual property rights used in the business of the Company or any of its subsidiaries as currently conducted, including but not limited to all patents and patent applications; copyrights, copyright registrations and applications (including copyrights in Computer Programs (as hereinafter defined); Computer Programs; technology, trade secrets, know-how, confidential information, proprietary processes and formulae; semiconductor chip product" and "mask works" (as such terms are defined in 17 U.S.C. 901); and rights of publicity and privacy relating to the use of the names, signatures, likenesses, voices and biographical information of real persons; together with any and all rights of renewal thereof and the right to sue for past, present or future infringements or misappropriations thereof.

           SECTION 3.20 Opinion of Financial Advisor. Broadview International LLC (the "FINANCIAL ADVISOR") has delivered to the Company Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the holders of Shares from a financial point of view, and such opinion has not been withdrawn or modified.

           SECTION 3.21 Brokers. No broker, finder or investment banker (other than the Financial Advisor, a true and correct copy of whose engagement agreement has been provided to Parent) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its affiliates.

           SECTION 3.22 Accounting Matters; Tax Treatment. To the Company's knowledge, neither the Company nor, any of its affiliates or stockholders, has taken or agreed to take any action or is aware of any fact or circumstance that would (i) prevent the Merger from qualifying as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations or (ii) cause any representation contained in the certificates relating to tax-free reorganization treatment attached hereto as Exhibit D to be untrue. The Company has not failed to bring to the attention of Parent any actions, agreements or understandings, whether written or oral, that to its knowledge would be reasonably likely to prevent Parent from accounting for the Merger as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations.

           SECTION 3.23 Takeover Statute; Dissenters' Rights. The Company has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby (the "COVERED TRANSACTIONS") are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover Laws and regulations of any state (collectively, "TAKEOVER STATUTES"). The provisions of Sections
78.378 through 78.3793 of the NRS do not apply to the Covered Transactions. Holders of Shares do not have dissenters' rights in connection with the Merger.

           SECTION 3.24 Amendment to the Company Rights Agreement. The Company Board has taken all necessary action (including any amendment thereof) under the Preferred Shares Rights Agreement, dated as of January 9, 1997, between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "COMPANY RIGHTS AGREEMENT") so that (a) none of the execution or delivery of this Agreement or the Stock Option Agreement, the exchange of the shares of Parent Common Stock for the Shares in accordance with Article II, or any other transaction contemplated hereby or thereby will cause (i) the rights (the "RIGHTS") issued pursuant to the Company Rights Agreement to become exercisable under the Company Rights Agreement, (ii) Parent or Merger Sub to be deemed an "ACQUIRING PERSON" (as defined in the Company Rights Agreement), or (iii) the "SHARES ACQUISITION DATE" or "DISTRIBUTION DATE" (as defined in the Company Rights Agreement) to occur upon any such event; and (b) the "EXPIRATION DATE" (as defined in the Company Rights Agreement) of the Rights shall occur immediately prior to the Effective Time.

           SECTION 3.25 Related Party Transactions. Except as set forth in the Company SEC Reports or Section 3.25 of the Company Disclosure Schedule, no director or officer of the Company, nor any Affiliate of the Company or of any such director or officer (i) has borrowed any money from or has outstanding, directly or indirectly, any indebtedness or other similar obligations to the Company; (ii) owns any direct or indirect interest in, or controls or is a director, officer or partner of, or consultant or lender to, or borrower from, or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, lessor, lessee, creditor or debtor of the Company; or (iii) is a party to any Contract with the Company.

           SECTION 3.26 Product Warranty. To the Company's knowledge, except as set forth in Section 3.26 of the Company Disclosure Schedule, since January 1, 1998 (i) the Company has not experienced or received any material claims from any person relating to the performance of the products designed, manufactured, assembled, repaired, maintained or delivered by the Company prior to the Closing, or relating to the repair, maintenance or installation by the Company of such products or to services otherwise rendered by the Company prior to the Closing, and (ii) there has been no occurrence which would give rise to or form the basis of, any material liability for breach of warranty (whether covered by insurance or not) on the part of the Company with respect to products designed, manufactured, assembled, repaired, maintained, delivered or installed by the Company or services rendered by the Company prior to the Closing. Except as set forth in Section 3.26 of the Company Disclosure Schedule, since January 1, 1998, the Company has not experienced any significant delays in the release of any of the Company's products.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

           Except as set forth in the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), Parent and Merger Sub hereby represent and warrant to the Company as follows:

           SECTION 4.1 Organization. (a) Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted or proposed by Parent to be conducted, except where the failure to be duly organized, existing and in good standing or to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

           (b) Each of Parent and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

           (c) Parent has heretofore delivered to the Company accurate and complete copies of the articles of incorporation and bylaws of Parent as currently in effect.

           SECTION 4.2 Capitalization of Parent and Its Subsidiaries. (a) The authorized capital stock of Parent consists of: (i) 300,000,000 shares of Parent Common Stock, of which 76,911,204 shares of Parent Common Stock were issued and outstanding as of the close of business on January 31, 2000, none of which are held in Parent's treasury, and (ii) 2,500,000 shares of preferred stock, $.01 par value per share, none of which are outstanding. All of the shares of Parent Common Stock have been validly issued, and are fully paid, non-assessable and free of preemptive rights. As of January 31, 2000, 12,662,116 shares of Parent Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options and warrants and 6,976,744 shares of Parent Common Stock reserved for issuance upon conversion of Parent's convertible subordinated debentures. Except as described in the Parent SEC Reports and as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Parent, (iii) no options or other rights to acquire from Parent or any of its subsidiaries, and no obligations of Parent or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent, and (iv) no equity equivalents, interests in the ownership or earnings of Parent or other similar rights (including stock appreciation rights) (collectively, "PARENT SECURITIES").

           SECTION 4.3 Authority Relative to This Agreement. (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. No other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the Stock Option Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by each of Parent and Merger Sub and constitute valid, legal and binding agreements of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with their respective terms.

           (b) The Boards of Directors of Parent (the "PARENT BOARD") and Merger Sub and Parent as the sole stockholder of Merger Sub have duly and validly authorized the execution and delivery of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby, and taken all corporate actions required to be taken by such Boards of Directors and Parent as the sole stockholder of Merger Sub for the consummation of the transactions. No approval by the shareholders of Parent is necessary for the consummation of the transactions contemplated hereby.

           SECTION 4.4 SEC Reports; Financial Statements. (a) Parent has filed all required forms, reports and documents with the SEC since January 1, 1997, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed (the "PARENT SEC REPORTS"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with GAAP on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

           SECTION 4.5 Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
(ii) the Proxy Statement will, at the date mailed to stockholders and at the times of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Proxy Statement, Parent shall promptly so advise the Company and such event shall be so described, and such amendment or supplement (which the Company shall have a reasonable opportunity to review) shall be promptly filed with the SEC. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

           SECTION 4.6 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky Laws, the HSR Act, the filing and recordation of the Articles of Merger as required by the NRS and as otherwise set forth in
Section 4.6 to the Parent Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Merger Sub of this Agreement or the Stock Option Agreement or the consummation by Parent or Merger Sub of the transactions contemplated hereby or thereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Neither the execution, delivery and performance of this Agreement or the Stock Option Agreement by Parent or Merger Sub nor the consummation by Parent or Merger Sub of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of the respective articles of incorporation or bylaws (or similar governing documents) of Parent or Merger Sub or any of Parent's subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub or any of Parent's subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any Law applicable to Parent or Merger Sub or any of Parent's subsidiaries or any of their respective properties or assets, except in the case of (ii) or
(iii) for violations, breaches or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

           SECTION 4.7 No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

           SECTION 4.8 No Undisclosed Liabilities. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports, as of October 31, 1999, or as incurred by Parent or any of its subsidiaries subsequent to such date in the ordinary and usual course of business consistent with past practice, none of the Parent or its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of Parent (including the notes thereto).

           SECTION 4.9 Absence of Changes. Except as and to the extent publicly disclosed in Parent SEC Reports, since October 31, 1999, there has not been any event, occurrence or development which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

           SECTION 4.10 Litigation. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports, and except for litigation that may arise as a result of the announcement or performance of this Agreement or the transactions contemplated hereby, there is no suit, claim, action, proceeding or investigation pending or, to Parent's knowledge, threatened against Parent or any of its subsidiaries or any of their respective properties or assets which (a) does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its subsidiaries taken as a whole, or (b) questions the validity of this Agreement, or any action to be taken by Parent in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement.

           SECTION 4.11 Accounting Matters; Tax Treatment. Neither Parent nor, to Parent's knowledge, any of its affiliates, has taken or agreed to take any action or is aware of any fact or circumstance that would (a) prevent the Merger from qualifying as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations, or (b) cause any representation contained in the certificates relating to tax-free reorganization treatment attached hereto as Exhibit C to be untrue. Parent has not failed to bring to the attention of the Company any actions, agreements or understandings, whether written or oral, that would be reasonably likely to prevent Parent from accounting for the Merger as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations.

                                   ARTICLE V

                    COVENANTS RELATED TO CONDUCT OF BUSINESS

           SECTION 5.1 Conduct of Business of the Company. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in Section 5.1 of the Company Disclosure Schedule, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Parent:

           (a) amend its articles of incorporation or bylaws (or other similar governing instrument) or amend, modify or terminate the Company Rights Agreement;

           (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance or sale of Shares pursuant to outstanding Company Stock Options;

           (c) (i) split, combine or reclassify any shares of its capital stock;
(ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire any of its securities or any securities of any of its subsidiaries (including redeeming any Rights);

           (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

           (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary;

           (f) (i) incur or assume any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in either case in the ordinary and usual course of business consistent with past practice and in amounts not material to the Company and its subsidiaries, taken as a whole, and except for obligations of the wholly owned subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to the wholly owned subsidiaries of the Company or customary loans or advances to employees in the ordinary and usual course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

           (g) except as may be required by Law or as contemplated by this Agreement, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer, employee or independent contractor in any manner, or (except as set forth in Section 5.1(g) of the Company Disclosure Schedule, and as required under existing agreements) increase in any manner the compensation or fringe benefits of any director, officer, employee or independent contractor or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of any equity based compensation except as in the ordinary and usual course of business);

           (h) acquire, sell, lease or dispose of any assets outside the ordinary and usual course of business consistent with past practice or any assets which in the aggregate are material to the Company and its subsidiaries taken as a whole, enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice or grant any exclusive distribution rights;

           (i) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles or practices used by it;

           (j) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary and usual course of business consistent with past practice or as required by GAAP;

           (k) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement, other than in the ordinary and usual course of business consistent with past practice or amend in any material respect any of the Material Contracts or the agreements referred to in Section 3.17; (iii) authorize any new capital expenditure if the amount of such capital expenditure plus the sum all other capital expenditures previously authorized by the Company exceeds an aggregate of $1,200,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

           (l) make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or except as may be required by applicable law, make any change to any of its material methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its most recently filed federal income tax return;

           (m) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary and usual course of business consistent with past practice of liabilities reflected or reserved against in, the consolidated financial statements of the Company and its subsidiaries or incurred in the ordinary and usual course of business consistent with past practice or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

           (n) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

           (o) take any action (including any action otherwise permitted by this Section 5.1) that would prevent or impede the Merger from qualifying as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations or as a reorganization under Section 368 of the Code;

           (p) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area; or

           (q) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(p) or any action which would make any of the representations or warranties of the Company contained in this Agreement (i) which are qualified as to materiality untrue or incorrect or (ii) which are not so qualified untrue or incorrect in any material respect.

           SECTION 5.2 Access to Information. (a) Between the date hereof and the Effective Time, the Company will give Parent and Merger Sub and their authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries, will permit Parent and Merger Sub to make such inspections as Parent and Merger Sub may reasonably require including investigations of the environmental conditions of the properties and facilities of the Company and will cause the Company's officers and those of its subsidiaries to furnish Parent and Merger Sub with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its subsidiaries as Parent or Merger Sub may from time to time reasonably request, provided that no investigation pursuant to this
Section 5.2(a) shall affect or be deemed to modify any of the representations or warranties made by the Company.

           (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent and Merger Sub (i) within five business days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to Company management, (ii) at the earliest time they are available, such quarterly and annual financial statements as are prepared for the Company's SEC filings, which (in the case of this clause
(ii)), shall be in accordance with the books and records of the Company, and
(iii) no later than two Business Days prior to the release thereof to the public, any press release announcing any quarterly or annual financial results or financial statements of the Company.

           (c) Each of Parent and Merger Sub will hold and will cause its authorized representatives to hold in confidence all documents and information concerning the Company and its subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement entered into between the Company and Parent dated February 24, 2000 (the "CONFIDENTIALITY AGREEMENT").

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

           SECTION 6.1 Preparation of S-4 and the Proxy Statement. Parent and the Company will, as promptly as practicable, jointly prepare and file with the SEC the Proxy Statement in connection with the vote of the stockholders of the Company with respect to the Merger. Parent will, as promptly as practicable, prepare, following receipt of notification from the SEC that it has no further comments on the Proxy Statement, and file with the SEC the S-4, containing a proxy statement/prospectus and form of proxy, in connection with the registration under the Securities Act of the shares of Parent Common

Stock issuable upon conversion of the Shares and the other transactions contemplated hereby. Parent and the Company will, and will use reasonable best efforts to cause their accountants and lawyers to, use all reasonable best efforts to have or cause the S-4 declared effective as promptly as practicable after filing with the SEC, including, without limitation, using reasonable best efforts to cause their accountants to deliver necessary or required instruments such as opinions, consents and certificates, and will take any other action required or necessary to be taken under federal or state securities Laws or otherwise in connection with the registration process (other than qualifying to do business in any jurisdiction which it is not now so qualified or to file a general consent to service of process in any jurisdiction). The Company and Parent shall, as promptly as practicable after the receipt thereof, provide to the other party copies of any written comments and advise the other party of any oral comments, with respect to the Proxy Statement or the S-4 received from the staff of the SEC. The Company will provide Parent with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing with the SEC and will provide Parent with a copy of all such filings with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date.

           SECTION 6.2 Meeting. The Company shall take all lawful action to (i) cause a special meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement and (ii) solicit proxies from its stockholders to obtain the Company Requisite Vote for the approval and adoption of this Agreement. The Company Board shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders and, except as permitted by Section 6.4(b), the Company Board shall not withdraw, amend or modify in a manner adverse to Parent such recommendation (or announce publicly its intention to do so).

           SECTION 6.3 Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 6.3 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

           (b) Each of Parent and the Company shall, in connection with the efforts referenced in Section 6.3(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust

Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

           (c) The Company shall use its reasonable best efforts to obtain as promptly as practicable and maintain any licenses or approvals required to be obtained by the Company pursuant to the Sale and Software License Agreement dated February 2000 between the Company and the Forest County Potawatomi Community of Wisconsin and shall use reasonable best efforts to cause each of its directors and officers to provide all information required to be provided by them in connection with such licenses or approvals; provided that the Company shall not be in breach of this covenant if and to the extent Parent (or its directors and officers) fails to provide information required to be provided by them in order to obtain such licenses or approvals.

           SECTION 6.4 Acquisition Proposals. (a) From the date hereof until the termination hereof and except as expressly permitted by the following provisions of this Section 6.4, the Company will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing contained in this Section 6.4(a) shall prohibit the Company Board from furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide written Acquisition Proposal if, and only to the extent that (A) the Company Stockholder Meeting shall not have occurred or shall have occurred and the Merger shall not have been approved, (B) the Company Board, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Company Board to comply with its fiduciary duties to the Company's stockholders under applicable Law, (C) the Company Board determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, and believes in good faith, after consultation with its Financial Advisor and after taking into account the strategic benefits to be derived from the Merger, would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger (any such more favorable Acquisition Proposal being referred to herein as a "SUPERIOR PROPOSAL"), and (D) prior to taking such action, the Company (x) provides reasonable notice to Parent to the effect that it is taking such action and (y) receives from such person an executed confidentiality/standstill agreement in reasonably customary form and in any event containing terms at least as stringent as those contained in the Confidentiality Agreement between Parent and the Company. Prior to providing any information to or entering into discussions or negotiations with any person in connection with an Acquisition Proposal by such person, the Company shall notify Parent of any Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the person making it) as promptly as practicable (but in no case later than 24 hours) after its receipt thereof, and shall provide Parent with a copy of any written Acquisition Proposal or amendments or supplements thereto, and shall thereafter inform Parent on a prompt basis of the status of any discussions or negotiations with such a third party, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give Parent a copy of any information delivered to such person which has not previously been delivered to Parent. Immediately after the execution and delivery of this Agreement, the Company will, and will cause its subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal and shall notify each party that it, or any officer, director, investment advisor, financial advisor, attorney or other representative retained by it, has had discussions with during the 30 days prior to the date of this Agreement that the Company Board no longer seeks the making of any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.4(a).

           (b) The Company Board will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, its approval or recommendation of this Agreement or the Merger unless the Company Board after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Company Board to comply with the fiduciary duties to the Company's stockholders under applicable Law; provided, however, the Company Board may not approve or recommend (and in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) an Acquisition Proposal unless such an Acquisition Proposal is a Superior Proposal (and the Company shall have first complied with its obligations set forth in Section 8.3(a) and the time period referred to in the last sentence of Section 8.3(a) has expired) and unless it shall have first consulted with independent legal counsel, and have determined, based upon such advice, that such action is necessary for the Company Board to comply with its fiduciary duties to the Company's stockholders. Nothing contained in this Section 6.4(b) shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which, in the good faith reasonable judgment of the Company Board, based on the advice of independent legal counsel, is required under applicable Law; provided, that except as otherwise permitted in this
Section 6.4(b), the Company does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal. Notwithstanding anything contained in this Agreement to the contrary, any action by the Company Board permitted by, and taken in accordance with, this Section 6.4(b) shall not constitute a breach of this Agreement by the Company. Nothing in this Section 6.4(b) shall (i) permit the Company to terminate this Agreement (except as provided in Article VIII hereof) or (ii) affect any other obligations of the Company under this Agreement.

           SECTION 6.5 Public Announcements. Each of Parent, Merger Sub and the Company will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement, as determined by Parent, Merger Sub or the Company, as the case may be. The parties agree that the initial press release to be issued with respect to the transaction contemplated by this Agreement shall be in the form agreed to by the parties.

           SECTION 6.6 Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, Parent shall, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or employee of the parties hereto or any subsidiary thereof (each an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time that are in whole or in part (i) based on, or arising out of the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party or
(ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement.

           (b) For a period of 5 years after the Effective Time, Parent shall cause to be obtained and maintained in effect policies of directors' and officers' liability insurance for the benefit of those persons who are directors and officers of the Company following the Effective Time consistent with insurance coverage provided for Parent's or its subsidiary's directors and officers of similar position.

           (c) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity or such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set for in this
Section 6.6.

           (d) To the fullest extent permitted by Law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of the Company and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in the Company's certificate of incorporation or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

           (e) The provisions of this Section 6.6 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

           SECTION 6.7 Notification of Certain Matters. The Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement, which is qualified as to materiality, to be untrue or inaccurate, or any representation or warranty not so qualified, to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses, results of operations or prospects of it and its subsidiaries taken as a whole to which it or any of its subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (v) any Material Adverse Effect in their respective financial condition, properties, businesses, results of operations or prospects, taken as a whole, other than changes resulting from general economic conditions; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

           SECTION 6.8 Pooling. (a) The Company shall use its reasonable best efforts to cause to be delivered to Parent a letter from KPMG LLP dated as of the date the S-4 is declared effective and dated as of the Closing Date, stating that the accounting of the Merger as a "pooling of interests" under Opinion 16 of the Accounting Principles Board ("APB 16") and the applicable SEC rules and regulations is appropriate if the Merger is consummated as contemplated by this Agreement.

           (b) Parent shall use its reasonable best efforts to cause to be delivered to the Company a letter from Deloitte & Touche LLP dated as of the date the S-4 is declared effective and dated as of the Closing Date, stating that the accounting of the Merger as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations is appropriate if the Merger is consummated as contemplated by this Agreement.

           SECTION 6.9 Tax-Free Reorganization Treatment. The Company, Parent and Merger Sub shall execute and deliver to Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, and Weil, Gotshal & Manges LLP, counsel to Parent, certificates substantially in the forms attached hereto a Exhibits C and D at such time or times as reasonably requested by such law firms in connection with their respective deliveries of opinions with respect to the transactions contemplated hereby. Prior to the Effective Time, none of the Company, Parent or Merger Sub shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in such previously-agreed certificates.

           SECTION 6.10 Employee Matters. (a) Parent will cause the Surviving Corporation to honor the obligations of the Company or any of its subsidiaries under the provisions of all employment, consulting, termination, severance, change in control and indemnification agreements between and among the Company or any of its subsidiaries and any current or former officer, director, consultant or employee of the Company or any of its subsidiaries and to enter into employment agreements (the "Employment Agreements") with the following officers of the Company in the form of Exhibit E hereto: David Ledwell, Peter Jankowski and Jonathan Lupia.

           (b) Following the Effective Time, Parent shall either: (A) cause Surviving Corporation to adopt and maintain Company Employee Benefit Plans in effect immediately prior to the Effective Time and, accordingly, shall thereby continue in full force and effect each such Company Employee Benefit Plan subject to the terms and conditions thereof for a period of at least one (1) year, or (B) arrange for each employee of the Company or any Company subsidiary to participate in any counterpart Parent Employee Benefit Plan (which shall mean all plans, programs and arrangements set forth in Section 3.14(a) that are maintained by Parent or its subsidiaries at or after the Effective Time) in accordance with the eligibility criteria thereof, provided that (i) such participants shall receive full credit for years of service with the Company or any Company subsidiary (and service otherwise credited by the Company or any Company subsidiary) prior to the Effective Time for all purposes for which such service was recognized under the Company Employee Benefit Plans including, but not limited to, eligibility to participate and vesting, (ii) such participants and their dependents (to the extent that the terms and conditions of each Parent Employee Benefit Plan provide for coverage and/or benefits of eligible employees' dependents) shall participate in the Parent Employee Benefit Plans on terms no less favorable than those offered by Parent to employees of Parent, and (iii) Parent shall cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any group plans to be waived with respect to such participants and their eligible dependents and shall provide each such participant with credit for any co-payments and deductibles paid prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under all Parent Employee Benefit Plans in which such participants are eligible to participate after the Effective Time. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any employee of the Company or the funding of any such benefit.

           SECTION 6.11 Affiliate Letters. Section 6.11 of the Company Disclosure Schedule sets forth a list of all persons who are, and all persons who to the Company's knowledge will be at the Closing Date, "affiliates" of the Company for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment under APB 16 and applicable SEC rules, and Section 6.11 of the Parent Disclosure Schedule sets forth a list of all persons who are, and all persons who to Parent's knowledge will be at the Closing Date, "affiliates" of Parent for purposes of qualifying the Merger for "pooling of interests" under APB 16 and the applicable SEC rules and regulations. The Company and Parent will each respectively cause such lists to be updated promptly through the Closing Date. Not later than 45 days prior to the date of the Company Stockholder Meeting, the Company shall cause its "affiliates" to deliver to Parent a written agreement substantially in the form attached as Exhibit A, and Parent shall cause its "affiliates" to deliver to the Company a written agreement substantially in the form attached as Exhibit B.

           SECTION 6.12 SEC Filings. Each of Parent and the Company shall promptly provide the other party (or its counsel) with copies of all filings made by the other party or any of its subsidiaries with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

           SECTION 6.13 Fees and Expenses. Whether or not the Merger is consummated, all Expenses (as hereinafter defined) incurred in connection with this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such Expenses, except as provided in Section 8.5. As used in this Agreement, "EXPENSES" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with, or related to, the authorization, preparation, negotiation, execution and performance of this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby, including the preparation, filing, printing and mailing of the Proxy Statement and the S-4 and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

           SECTION 6.14 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

           SECTION 6.15 Listing of Stock. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in connection with the Merger to be listed for quotation on the Nasdaq National Market on or prior to the Closing Date, subject to official notice of issuance.

           SECTION 6.16 Antitakeover Statutes. If any Takeover Statute is or may become applicable to the Merger, each of Parent and Company shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

           SECTION 7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:

           (a) This Agreement shall have been approved and adopted by the Company Requisite Vote;

           (b) Any waiting period applicable to the Merger under the HSR Act shall have expired or early termination thereof shall have been granted without limitation, restriction or condition;

           (c) Not later than 45 days prior to the date of the Company Stockholder Meeting, the Company shall have received from Parent's "affiliates" a written agreement substantially in the form attached as Exhibit B, and Parent shall have received from the Company's "affiliates" a written agreement substantially in the form attached as Exhibit A.

           (d) There shall not be in effect any Law of any Governmental Entity of competent jurisdiction, restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (or an effect on Parent and its subsidiaries that, were such effect applied to the Company and its subsidiaries, has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company) and no Governmental Entity shall have instituted any proceeding which continues to be pending seeking any such Law.

           (e) The S-4 shall have been declared effective by the SEC and shall be effective at the Effective Time, and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the Securities Act or Exchange Act relating to the issuance or trading of the Parent Common Stock shall have been received.

           (f) The Parent Common Stock required to be issued hereunder shall have been listed for quotation on the Nasdaq National Market, subject only to official notice of issuance.

           (g) The Company shall have received and delivered to Parent a letter from KPMG LLP dated as of the date the S-4 is declared effective and dated as of the Closing Date, stating that the accounting of the Merger as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations is appropriate if the Merger is consummated as contemplated by this Agreement. Parent shall have received and delivered to the Company a letter from Deloitte & Touche LLP, dated as of the date the S-4 is declared effective and dated as of the Closing Date, stating that accounting of the Merger as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations is appropriate if the Merger is consummated as contemplated by this Agreement.

           SECTION 7.2 Conditions to the Obligations of the Parent and Merger Sub. The respective obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by Parent and Merger Sub, as the case may be, to the extent permitted by applicable Law:

           (a) The representations and warranties of the Company contained herein or otherwise required to be made after the date hereof in a writing expressly referred to herein by or on behalf of the Company pursuant to this Agreement, to the extent qualified by materiality or Material Adverse Effect, shall have been true and, to the extent not qualified by materiality or Material Adverse Effect, shall have been true in all material respects, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true, or true in all material respects, as the case may be, only as of the specified date).

           (b) The Company shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

           (c) The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by the President or any Vice President of the Company (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 7.2(a) and 7.2(b).

           (d) Parent shall have received an opinion of Weil, Gotshal & Manges LLP, dated the Effective Time, based on the representations of Parent and the Company substantially in the forms attached hereto as Exhibits C and D, to the effect that the Merger will be treated for federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

           (e) All authorizations, consents or approvals of a Governmental Entity (other than those specified in Section 7.1(b) hereof) required in connection with the execution and delivery of this Agreement and the performance of the obligations hereunder shall have been made or obtained, without any limitation, restriction or condition that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (or an effect on Parent and its subsidiaries that, were such effect applied to the Company and its subsidiaries, would have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company), except for such authorizations, consents or approvals, the failure of which to have been made or obtained does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (or an effect on Parent and its subsidiaries that, were such effect applied to the Company and its subsidiaries, would have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company).

           (f) Each of the officers of the Company named in Section 6.10(a) shall have entered into an Employment Agreement.

           SECTION 7.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:

           (a) The representations and warranties of Parent and Merger Sub contained herein or otherwise required to be made after the date hereof in a writing expressly referred to herein by or on behalf of Parent and Merger Sub pursuant to this Agreement, to the extent qualified by materiality or Material Adverse Effect, shall have been true and, to the extent not qualified by materiality or Material Adverse Effect, shall have been true in all material respects, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true, or true in all material respects, as the case may be, only as of the specified date).

           (b) Parent shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

           (c) Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President or any Vice President of Parent (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Section 7.3(a) and 7.3(b).

           (d) The Company shall have received an opinion of Wilson Sonsini, Goodrich & Rosati, Professional Corporation dated the Effective Time, based on the representations of Parent and the Company substantially in the forms attached hereto as Exhibits C and D , to the effect that the Merger will be treated for federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

           SECTION 8.1 Termination by Mutual Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Requisite Vote referred to in Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

           SECTION 8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if:

           (a) the Merger shall not have been consummated by August 31, 2000, whether such date is before or after the date of approval of the Merger by the Company Requisite Vote (the "TERMINATION DATE");

           (b) the Company Requisite Vote shall not have been obtained at the Company Stockholder Meeting or at any adjournment or postponement thereof;

           (c) any Law permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval of the Merger by the Company Requisite Vote; or

           (d) any Governmental Entity shall have failed to issue an order, decree or ruling or to take any other action which is necessary to fulfill the conditions set forth in Sections 7.1(b), and 7.2(e), as applicable, and such denial of a request to issue such order, decree, ruling or take such other action shall have been final and nonappealable;

provided, that the right to terminate this Agreement pursuant to this Section
8.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

           SECTION 8.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Requisite Vote referred to in Section 7.1(a), by action of the Company Board:

           (a) if (i) the Company is not in material breach of Section 6.4, (ii) the Merger shall not have been approved by the Company Requisite Vote, (iii) the Company Board authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing as soon as practicable, but in any event no later than three business days in advance of entering into such agreement, that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, and (iv) during the three business day period after the Company's notice, (A) the Company shall have negotiated with, and shall have caused its respective financial and legal advisors to, negotiate with Parent to attempt to make such commercially reasonable adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein and (B) but only if the Board of Directors of the Company shall have concluded, after considering the results of such negotiations, that any Superior Proposal giving rise to the Company's notice continues to be a Superior Proposal. The Company may not effect such termination unless contemporaneously therewith the Company pays to Parent in immediately available funds the fees required to be paid pursuant to Section 8.5. The Company agrees
(x) that it will not enter into a binding agreement referred to in clause (iii) above until at least the fourth business day after it has provided the notice to Parent required thereby and (y) to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification;

           (b) if there is a breach by Parent or Merger Subsidiary of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in Section 7.3(a) or 7.3(b) to be incapable of being satisfied as of the Termination Date; or

           (c) pursuant to, and in accordance with, Section 2.1(b) if Parent has not delivered a Top-Up Notice.

           SECTION 8.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Parent Board of Directors if:

           (a) (i) the Company enters or shall have determined to enter into a binding agreement for a Superior Proposal, (ii) the Company Board shall have withdrawn or adversely modified its approval or recommendation of this Agreement or the Merger or failed to reconfirm its recommendation of this Agreement or the Merger within five business days after a written request by Parent to do so,
(iii) the Company shall have recommended or determined to recommend any other Acquisition Proposal or (iv) any Person or group shall have acquired beneficial ownership of at least 15% of the outstanding shares; or

           (b) there is a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in Section 7.2(a) or 7.2(b) to be incapable of being satisfied as of the Termination Date.

           SECTION 8.5 Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than this Section 8.5 and Sections 5.2(c), 6.13 and Article IX) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement.

           (b) In the event that (i) this Agreement is terminated by the Company pursuant to Section 8.3(a), or (ii) this Agreement is terminated by Parent pursuant to Section 8.4(a) (other than Section 8.4(a)(iv) unless the Company shall have permitted the acquisition of shares pursuant thereto), or (iii) if within 6 months of the termination of this Agreement by Parent pursuant to
Section 8.2(a), 8.2(b) or 8.4(b) and if on or before the Termination Date, prior to the time of the Company Stockholder Meeting or prior to the Company's breach, as applicable, an Acquisition Proposal has been made to the Company or any person shall have announced an intention to make an Acquisition Proposal and such Acquisition Proposal or intention shall not have been withdrawn, any Acquisition Proposal by a third party is entered into, agreed to or consummated by the Company, then the Company shall pay Parent a termination fee of $11,000,000 in same-day funds, on the date of such termination, in the case of clauses (i) or (ii), or on the earlier of the date an agreement is entered into with respect to an Acquisition Proposal or an Acquisition Proposal is consummated in the case of clause (iii). Any amount paid pursuant to this
Section 8.5(b) shall be net of any amount previously paid to Parent pursuant to
Section 8.5(c).

           (c) In the event this Agreement is terminated pursuant to Section 8.4(b), then the Company shall reimburse Parent for its Expenses in same day funds, on the date of such termination, provided that in no event shall such reimbursement exceed $1,000,000.

           (d) The Company acknowledges that the agreements contained in Section 8.5(b) and 8.5(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company, Parent and Merger Sub would not have entered into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to Section 8.5(b) or 8.5(c), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 8.5, the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of Chase Manhattan Bank in effect from time to time during such period plus two percent.

           SECTION 8.6 Amendment. This Agreement may be amended by action taken by the Company, Parent and Merger Sub at any time before or after approval of the Merger by the Company Requisite Vote but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable Law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

           SECTION 8.7 Extension; Waiver. At any time prior to the Effective Time, each party hereto (for these purposes, Parent and Merger Sub shall together be deemed one party and the Company shall be deemed the other party) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE IX

                                  MISCELLANEOUS

           SECTION 9.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any exhibit, schedule or instrument delivered pursuant to this Agreement shall survive beyond the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX. This
Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

           SECTION 9.2 Entire Agreement; Assignment. (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof other than the Confidentiality Agreement.

           (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including, but not limited to, by merger or consolidation) or otherwise; provided, however, that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub of its obligations hereunder if such assignee does not perform such obligations. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

           SECTION 9.3 Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; provided that the fax is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient and (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

           if to Parent or to Merger
           Sub, to:                     Comverse Technology, Inc.
                                        170 Crossways Park Drive
                                        Woodbury, New York  11797
                                        Attention: Chief Financial Officer
                                        Facsimile: (516) 677-7323

           with a copy to:              Weil, Gotshal & Manges LLP
                                        767 Fifth Avenue
                                        New York, New York  10153
                                        Attention: Stephen M. Besen, Esq.
                                        Facsimile: (212) 310-8007

           if to the Company, to:       Loronix Information Systems, Inc.
                                        820 Airport Road
                                        Durango, Colorado  81301
                                        Attention: Chief Financial Officer
                                        Facsimile: (970) 328-3388

           with a copy to:              Wilson, Sonsini, Goodrich & Rosati
                                        Professional Corporation
                                        650 Page Mill Road
                                        Palo Alto, California 94304
                                        Attention:  Henry
                                        P. Massey, Jr., Esq.
                                        Facsimile:  (650) 493-6811

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

           SECTION 9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Nevada, without giving effect to the choice of Law principles thereof.

           SECTION 9.5 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

           SECTION 9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 6.6, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

           SECTION 9.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this

Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) if necessary, a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

           SECTION 9.8 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada or in Nevada state court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Nevada or any Nevada state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the State of Nevada.

           SECTION 9.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

           SECTION 9.10 Interpretation. (a) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

           (b) The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to March 5, 2000. The phrase "made available" in this agreement shall mean that the information referred to has been actually delivered to the party to whom such information is to be made available.

           (c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

           SECTION 9.11 Definitions. (a) "ACQUISITION PROPOSAL" means an offer regarding any of the following (other than the transactions contemplated by this Agreement) involving the Company or any of its subsidiaries: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for 40 percent or more of the outstanding Shares or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

           (b) "BENEFICIAL OWNERSHIP" or "BENEFICIALLY OWN" shall have the meaning provided in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

           (c) "KNOW" or "KNOWLEDGE" means, with respect to any party, the knowledge of such party's executive officers after due inquiry, including inquiry of such party's counsel and other officers or employees of such party responsible for the relevant matter.

           (d) "MATERIAL ADVERSE EFFECT" means with respect to any entity, any change, circumstance or effect that, individually or in the aggregate with all other changes, circumstances and effects, is or is reasonably likely to be materially adverse to (i) the assets, properties, condition (financial or otherwise), results of operations or prospects of such entity and its subsidiaries taken as a whole or (ii) the ability of such party to consummate the transactions contemplated by this Agreement; provided, however, that with respect to the Company a Material Adverse Effect shall not include litigation commenced subsequent to the public announcement of the Merger or other events resulting from the announcement or pendancy of the transactions contemplated hereby.

           (e) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

           (f) "SUBSIDIARY" means, when used with reference to any entity, any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other subsidiary of such party is a general or managing partner or (ii) the outstanding voting securities or interests of, which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries.

                            [signature page follows]

           IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                            COMVERSE TECHNOLOGY, INC.



                            By:  /s/  Kobi Alexander
                                ------------------------------------
                                Name: Kobi Alexander
                                Title:



                            COMVERSE ACQUISITION CORP.



                            By:  /s/  David Kreinberg
                               ------------------------------------
                               Name:  David Kreinberg
                               Title:



                            LORONIX INFORMATION SYSTEMS, INC.



                            By: /s/  David Ledwell
                               ------------------------------------
                               Name: David Ledwell
                               Title:

================================================================================


                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF MARCH 5, 2000

                                      AMONG

                        LORONIX INFORMATION SYSTEMS, INC.

                            COMVERSE TECHNOLOGY, INC.

                                       AND

                           COMVERSE ACQUISITION CORP.


================================================================================

                                TABLE OF CONTENTS

                                                                                                                        PAGE

Article I                 THE MERGER......................................................................................1

           SECTION  1.1..........................................................................................The Merger 1

           SECTION  1.2......................................................................................Effective Time 2

           SECTION  1.3...............................................................................Closing of the Merger 2

           SECTION  1.4...............................................................................Effects of the Merger 2

           SECTION  1.5.............................................................Certificate of Incorporation and Bylaws 2

           SECTION  1.6...........................................................................................Directors 2

           SECTION  1.7............................................................................................Officers 2

Article II                CONVERSION OF SHARES............................................................................3

           SECTION  2.1................................................................................Conversion of Shares 3

           SECTION  2.2.......................................................................................Stock Options 4

           SECTION  2.3.......................................................................................Exchange Fund 5

           SECTION  2.4.................................................................................Exchange Procedures 5

           SECTION  2.5............................................Distributions with Respect to Unsurrendered Certificates 6

           SECTION  2.6.................................................No Further Ownership Rights in Company Common Stock 6

           SECTION  2.7.........................................................No Fractional Shares of Parent Common Stock 6

           SECTION  2.8........................................................................Termination of Exchange Fund 7

           SECTION  2.9........................................................................................No Liability 7

           SECTION  2.10....................................................................Investment of the Exchange Fund 7

           SECTION  2.11..................................................................................Lost Certificates 7

           SECTION  2.12.................................................................................Withholding Rights 7

           SECTION  2.13...............................................................................Stock Transfer Books 8

           SECTION  2.14.........................................................................................Affiliates 8

Article III               REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................8

           SECTION  3.1........................................................Organization and Qualification; Subsidiaries 8

           SECTION  3.2..................................................Capitalization of the Company and Its Subsidiaries 9

           SECTION  3.3........................................Authority Relative to This Agreement; Consents and Approvals 10

           SECTION  3.4...................................................................SEC Reports; Financial Statements 11

           SECTION  3.5..........................................................................No Undisclosed Liabilities 11

           SECTION  3.6..................................................................................Absence of Changes 12


                                        i

                                TABLE OF CONTENTS
                                  (continued)
                                                                                                                        PAGE


           SECTION  3.7................................................................................Information Supplied 13

           SECTION  3.8...............................................................Consents and Approvals; No Violations 14

           SECTION  3.9..........................................................................................No Default 14

           SECTION  3.10......................................................................................Real Property 15

           SECTION  3.11.........................................................................................Litigation 16

           SECTION  3.12.....................................................................Compliance with Applicable Law 16

           SECTION  3.13.....................................................................................Employee Plans 17

           SECTION  3.14......................................................................................Labor Matters 19

           SECTION  3.15..............................................................................Environmental Matters 20

           SECTION  3.16........................................................................................Tax Matters 22

           SECTION  3.17.................................................................................Material Contracts 25

           SECTION  3.18..........................................................................................Insurance 26

           SECTION  3.19..............................................................................Intellectual Property 26

           SECTION  3.20.......................................................................Opinion of Financial Advisor 28

           SECTION  3.21............................................................................................Brokers 28

           SECTION  3.22..................................................................Accounting Matters; Tax Treatment 29

           SECTION  3.23...............................................................Takeover Statute; Dissenters' Rights 29

           SECTION  3.24..........................................................Amendment to the Company Rights Agreement 29

           SECTION  3.25.........................................................................Related Party Transactions 29

Article IV                REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........................................30

           SECTION  4.1........................................................................................Organization 30

           SECTION  4.2.......................................................Capitalization of Parent and Its Subsidiaries 30

           SECTION  4.3................................................................Authority Relative to This Agreement 31

           SECTION  4.4...................................................................SEC Reports; Financial Statements 31

           SECTION  4.5................................................................................Information Supplied 32

           SECTION  4.6...............................................................Consents and Approvals; No Violations 32

           SECTION  4.7.................................................................................No Prior Activities 33

           SECTION  4.8..........................................................................No Undisclosed Liabilities 33

           SECTION  4.9..................................................................................Absence of Changes 33

           SECTION  4.10.........................................................................................Litigation 33


                                       ii

                                TABLE OF CONTENTS
                                  (continued)
                                                                                                                        PAGE


           SECTION  4.11..................................................................Accounting Matters; Tax Treatment 33

Article V                 COVENANTS RELATED TO CONDUCT OF BUSINESS.......................................................34

           SECTION  5.1..................................................................Conduct of Business of the Company 34

           SECTION  5.2...............................................................................Access to Information 36

Article VI                ADDITIONAL AGREEMENTS..........................................................................37

           SECTION  6.1..........................................................Preparation of S-4 and the Proxy Statement 37

           SECTION  6.2.............................................................................................Meeting 38

           SECTION  6.3.............................................................................Reasonable Best Efforts 38

           SECTION  6.4...............................................................................Acquisition Proposals 39

           SECTION  6.5................................................................................Public Announcements 41

           SECTION  6.6.................................................Indemnification; Directors' and Officers' Insurance 41

           SECTION  6.7.....................................................................Notification of Certain Matters 42

           SECTION  6.8.............................................................................................Pooling 42

           SECTION  6.9...................................................................Tax-Free Reorganization Treatment 42

           SECTION  6.10...................................................................................Employee Matters 43

           SECTION  6.11..................................................................................Affiliate Letters 44

           SECTION  6.12........................................................................................SEC Filings 44

           SECTION  6.13..................................................................................Fees and Expenses 44

           SECTION  6.14..........................................................................Obligations of Merger Sub 44

           SECTION  6.15...................................................................................Listing of Stock 44

           SECTION  6.16..............................................................................Antitakeover Statutes 44

Article VII               CONDITIONS TO CONSUMMATION OF THE MERGER.......................................................45

           SECTION  7.1.........................................Conditions to Each Party's Obligations to Effect the Merger 45

           SECTION  7.2..........................................Conditions to the Obligations of the Parent and Merger Sub 46

           SECTION  7.3........................................................Conditions to the Obligations of the Company 47

Article VIII              TERMINATION; AMENDMENT; WAIVER.................................................................48

           SECTION  8.1.....................................................................Termination by Mutual Agreement 48

           SECTION  8.2.........................................................Termination by Either Parent or the Company 48

           SECTION  8.3..........................................................................Termination by the Company 48

           SECTION  8.4...............................................................................Termination by Parent 49


                                       iii

                                TABLE OF CONTENTS
                                  (continued)
                                                                                                                        PAGE

           SECTION  8.5...............................................................Effect of Termination and Abandonment 49

           SECTION  8.6...........................................................................................Amendment 50

           SECTION  8.7...................................................................................Extension; Waiver 51

Article IX                MISCELLANEOUS..................................................................................51

           SECTION  9.1.......................................................Nonsurvival of Representations and Warranties 51

           SECTION  9.2........................................................................Entire Agreement; Assignment 51

           SECTION  9.3.............................................................................................Notices 51

           SECTION  9.4.......................................................................................Governing Law 53

           SECTION  9.5................................................................................Descriptive Headings 53

           SECTION  9.6.................................................................................Parties in Interest 53

           SECTION  9.7........................................................................................Severability 53

           SECTION  9.8................................................................................Specific Performance 54

           SECTION  9.9........................................................................................Counterparts 54

           SECTION  9.10.....................................................................................Interpretation 54

           SECTION  9.11........................................................................................Definitions 55


                            Glossary of Defined Terms
                            -------------------------

Defined Terms                                             Defined in Page
-------------                                             ---------------


ACQUIRING PERSON:................................................29
ACQUISITION PROPOSAL:............................................55
ANTITRUST LAW:...................................................39
APB 16:..........................................................43
ARTICLES OF MERGER:...............................................2
ASSUMED STOCK OPTION:.............................................4
AVERAGE PARENT STOCK PRICE:.......................................3
BALANCE SHEET DATE:..............................................11
BENEFICIAL OWNERSHIP:............................................55
BENEFICIALLY OWN:................................................55
CERCLA:..........................................................20
CERTIFICATES:.....................................................5
CLOSING DATE:.....................................................2
CLOSING:..........................................................2
COBRA:...........................................................18
CODE:.............................................................1
COMPANY BOARD:...................................................10
COMPANY COMMON STOCK:.............................................3
COMPANY DISCLOSURE SCHEDULE:......................................8
COMPANY OPTION PLANS:.............................................4
COMPANY PERMITS:.................................................16
COMPANY REQUISITE VOTE:..........................................10
COMPANY RIGHTS AGREEMENT:........................................29
COMPANY SEC REPORTS:.............................................11
COMPANY SECURITIES:...............................................9
COMPANY STOCK OPTION:.............................................4
COMPANY STOCKHOLDER MEETING:.....................................38
COMPANY:..........................................................1
CONFIDENTIALITY AGREEMENT:.......................................37
COVERED TRANSACTIONS:............................................29
DOJ:.............................................................39
EFFECTIVE TIME:...................................................2
EMPLOYEE BENEFIT PLAN:...........................................17
EMPLOYEE BENEFIT PLANS:..........................................17
ENVIRONMENTAL COSTS AND LIABILITIES:.............................20
ENVIRONMENTAL LAW:...............................................20
ERISA AFFILIATE:.................................................17
EXCHANGE ACT:....................................................11
EXCHANGE AGENT:...................................................5
EXCHANGE FUND:....................................................5

Defined Terms                                             Defined in Page
-------------                                             ---------------

EXCHANGE RATIO:...................................................3
EXPENSES:........................................................44
EXPIRATION DATE:.................................................29
FINANCIAL ADVISOR:...............................................28
FTC:.............................................................39
GAAP:............................................................11
GOVERNMENTAL ENTITY:.............................................14
HAZARDOUS MATERIAL:..............................................21
HSR ACT:.........................................................14
INDEMNIFIED PARTIES:.............................................41
INDEMNIFIED PARTY:...............................................41
IRS:.............................................................17
KNOW:............................................................55
KNOWLEDGE:.......................................................55
LAW:.............................................................15
LICENSES:........................................................27
LIEN:............................................................10
LIMITED USE PROPERTY:............................................24
MATERIAL ADVERSE EFFECT:.........................................55
MATERIAL CONTRACTS:..............................................25
MERGER CONSIDERATION:.............................................3
MERGER SUB:.......................................................1
MERGER:...........................................................1
MULTIEMPLOYER PLAN:..............................................17
MULTIPLE EMPLOYER PLANS:.........................................17
NRS:..............................................................1
OSHA:............................................................21
OTHER INTELLECTUAL PROPERTY:.....................................28
PARENT BOARD:....................................................31
PARENT DISCLOSURE SCHEDULE:......................................30
PARENT SEC REPORTS:..............................................31
PARENT SECURITIES:...............................................31
PARENT:...........................................................1
PBGC:............................................................18
PERSON:..........................................................56
PREFERRED STOCK:..................................................9
PROXY STATEMENT:.................................................13
REAL PROPERTY LEASES:............................................15
RELEASE:.........................................................21
REMEDIAL ACTION:.................................................21
RIGHTS:..........................................................29
S-4:.............................................................13
SEC:...........................................................1, 8
SECURITIES ACT:...................................................8
SHARE:............................................................3

Defined Terms                                             Defined in Page
-------------                                             ---------------

SHARES:...........................................................3
STOCK OPTION AGREEMENT:...........................................1
SUBSIDIARY:......................................................56
SUPERIOR PROPOSAL:...............................................40
SURVIVING CORPORATION:............................................1
TAKEOVER STATUTES:...............................................29
TAX EXEMPT BOND FINANCED PROPERTY:...............................24
TAX EXEMPT USE PROPERTY:.........................................24
TAX RETURNS:.....................................................23
TAX:.............................................................23
TAXES:...........................................................23
TERMINATION DATE:................................................48
TERMINATION NOTICE:...............................................3
TITLE IV PLANS:..................................................17
TOP-UP EXCHANGE RATIO.............................................3
TOP-UP NOTICE.....................................................3
TRADEMARKS:......................................................28
Unaudited 1999 Financial Statements..............................11